UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2012

Lans Holdings Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	TBA
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Penthouse Menara Antara, No 11 Jalan Bukit Ceylon, Kuala Lumpur, Malaysia
(Address of principal executive offices)

001-63-6017-348-8798
(Issuer’s telephone number)

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On June 9, 2014 our board of directors and a majority of our shareholders approved an amendment to our Articles of Incorporation for the purpose of increasing our total authorized capital shares from 100,000,000 to 600,000,000 shares, with 500,000,000 shares of common stock, par value $0.001, and 100,000,000 shares of preferred stock, par value $0.001.

Concurrently with the increase in authorized stock described above, our board of directors approved a forward split of sixty-two to one in which each shareholder will be issued sixty-two common shares in exchange for each one common share of their currently issued common stock.

Prior to approval of the forward split we had a total of 2,150,000 issued and outstanding shares of common stock, par value $0.001. On the effective date of the forward split, we will have a total of 133,300,000 issued and outstanding shares of common stock, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

A copy of the Certificate of Amendment and Certificate of Change that were filed with the Nevada Secretary of State on June 20, 2014 are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference herein

In connection with the forward split, we have the following new CUSIP number: 51603M 204. We have submitted the required information to FINRA and expect approval in the coming weeks.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment
3.2	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lans Holdings Inc.

/s/ Eng Kok Yap

Eng Kok Yap
CFO

Date: June 27, 2014

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